UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2015

Republic Airways Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-49697 06-1449146
(Commission File Number) (IRS Employer Identification No.)

8909 Purdue Road
Suite 300
Indianapolis, IN 46268
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (317) 484-6000

None.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Republic Airways Holdings Inc.'s Annual Meeting of Stockholders held on June 9, 2015, three proposals were voted upon and approved by the Company's stockholders. A description of the proposals and a tabulation of the votes follows:

1.	The vote for the election of seven directors to serve until the 2015 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified was as follows:

	For	Withheld	Broker Non-Votes
Bryan K. Bedford	43,764,928	918,195	3,516,751
Neal S. Cohen	43,918,352	764,771	3,516,751
Lawrence J. Cohen	39,119,737	5,563,386	3,516,751
Robert L. Colin	43,925,722	757,401	3,516,751
Daniel P. Garton	43,930,559	752,564	3,516,751
Douglas J. Lambert	39,011,752	5,671,371	3,516,751
Mark L. Plaumann	39,129,600	5,553,523	3,516,751

2.	The advisory (nonbinding) vote to approve named executive officer compensation.

For	Against	Abstain	Broker Non-Votes
39,180,704	5,484,536	17,883	3,516,751

3.	The vote to ratify the appointment of Deloitte & Touche LLP as independent registered public accountants for the Company for the year ending December 31, 2015.

For	Against	Abstain
47,961,970	236,275	1,629

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC AIRWAYS HOLDINGS INC.
By:    /s/ Timothy P. Dooley
Name:    Timothy P. Dooley

Title:	Executive Vice President and Chief Financial Officer

Dated: June 10, 2015